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                                                                      Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-47765) pertaining to the IKON Office Solutions, Inc. Retirement Savings Plan of our report dated May 15, 1998, with respect to the financial statements and schedules of the IKON Office Solutions, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                    /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
June 26, 1998